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                                                  Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in this Registration Statement of Keane, Inc. on Form S-8 of our report dated March 21, 1996, on our audits of the consolidated financial statements and financial statement schedule of Keane, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in the Annual Report on Form 10-K of Keane, Inc. for the year ended December 31, 1995.

                                         /s/ Coopers & Lybrand L.L.P.

                                         Coopers & Lybrand L.L.P.

Boston, Massachusetts
November 12, 1996